EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Mentor Graphics Corporation:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-11291, 33-18259, 2-90577, 33-30036, 2-99251, 33-30774, 33-57147, 33-57149, 33-57151, 33-64717, 333-49579, 333-69223, 333-81991, 333-81993, 333-53236, 333-53238, 333-87364, 333-91266, 333-91272, 333-110916, 333-110917, 333-110919, 333-119244, 333-119245 and 333-119246) and on Form S-3 (Nos. 33-52419, 33-56759, 33-60129, 333-00277, 333-02883, 333-11601, 333-98869 and 333-109885) of Mentor Graphics Corporation of our reports dated March 14, 2006, with respect to the consolidated balance sheets of Mentor Graphics Corporation as of December 31, 2005 and 2004, and the related consolidated statements of operations, cash flows and stockholders’ equity and the related consolidated financial statement schedule for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Mentor Graphics Corporation.

/s/ KPMG LLP

KPMG LLP

Portland, Oregon

March 14, 2006